                                                                    EXHIBIT 21.1

Knology, Inc. Subsidiaries (State of Incorporation):

   Knology of Knoxville, Inc. (Delaware)
   Knology of Lexington, Inc. (Delaware)
   Knology of Louisville, Inc. (Delaware)
   Knology of Nashville, Inc. (Delaware)
   Knology of Kentucky, Inc. (Delaware)
   Interstate Telephone Co., Inc. (Georgia)
   Globe Telecommunications, Inc. (Georgia)
      ITC Globe, Inc. (Delaware)
   Valley Telephone Co., Inc. (Alabama)
      Knology Broadband, Inc. (Delaware)
         Knology of Augusta, Inc. (Delaware)
         Knology of Charleston, Inc. (Delaware)
         Knology of Columbus, Inc. (Delaware)
         Knology of Huntsville, Inc. (Delaware)
         Knology of Montgomery, Inc. (Alabama)
         Knology of Panama City, Inc. (Florida)
         Knology of Alabama, Inc. (Delaware)
         Knology of Florida, Inc. (Delaware)
         Knology of Georgia, Inc. (Delaware)
         Knology of North Carolina, Inc. (Delaware)
         Knology of South Carolina, Inc. (Delaware)
         Knology of Tennessee, Inc. (Delaware)